For Release July 28, 2005	Contacts:
5:00 p.m. EDT	Media: Nancy Ledford
423-229-5264 / nledford@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Second Quarter Financial Results

KINGSPORT, Tenn., July 28, 2005 – Eastman Chemical Company (NYSE:EMN) today announced earnings of $2.51 per diluted share for second quarter 2005 versus earnings of $1.07 per diluted share for second quarter 2004.  Excluding the items described below for both periods, second quarter 2005 earnings per diluted share were $1.59, while second quarter 2004 earnings were $0.82 per diluted share. For reconciliations to reported earnings, see Table 8 in the accompanying second-quarter 2005 financial tables.

Included in the results for second quarter 2005 were a gain of $171 million associated with the sale of the company's investment in Genencor International, Inc., charges of $46 million associated with the early repayment of $500 million in long-term-debt, and asset impairments and restructuring charges of $10 million. Second-quarter 2004 results included asset impairments and restructuring charges of $79 million and a net deferred tax benefit of $82 million.

"In the second quarter, we continued to have strong performance throughout the company due to a number of factors, including solid economic growth as well as the actions we have taken to improve our profitability," said Brian Ferguson, chairman and CEO. "As a result, our earnings for the first half of 2005 were the best half-year earnings in our company's history."

(In millions, except per share mounts)	2Q2005	2Q2004
Sales revenue	$1,752	$1,676
Sales revenue excluding restructured, divested and consolidated CASPI product lines*	$1,752	$1,483
Earnings per diluted share	$2.51	$1.07
Earnings per diluted share excluding gain associated with sale of investment in Genencor, charges associated
with early repayment of long-term debt, asset impairments and restructuring charges, and net deferred tax benefit*	$1.59	$0.82
Net cash provided by operating activities	$107	$216

*For reconciliation to reported sales revenue and earnings per diluted share, see Tables 4a and 8 respectively in the accompanying second quarter 2005 financial tables.

Operating earnings in second quarter 2005 were $203 million compared with operating earnings of $41 million in second quarter 2004. Excluding asset impairments and restructuring charges in both periods, operating earnings were $213 million in second quarter 2005 compared with $120 million in second quarter 2004. The year-over-year increase was due primarily to higher selling prices, higher sales volume from continuing product lines and decreased costs attributed to ongoing cost reduction efforts. Operating earnings increased in second quarter 2005 despite raw material and energy costs that were more than $100 million over second-quarter 2004 levels.

Sales revenue for second quarter 2005 was $1.75 billion, a 5 percent increase over second quarter 2004. The increase in sales revenue was attributed to higher selling prices throughout the company and increased sales volume from continuing product lines. Second quarter 2004 sales revenue included sales revenue from restructured, divested and consolidated product lines in the coatings, adhesives, specialty polymers and inks (CASPI) segment. Excluding sales from those product lines for second quarter 2004, year-over-year sales revenue increased by 18 percent and sales volume increased by 5 percent.

Eastman Division Results 2Q 2005 versus 2Q 2004

Coatings, Adhesives, Specialty Polymers and Inks –External sales revenue decreased by 32 percent as a result of the divestiture of certain businesses and product lines in third quarter 2004. Sales revenue for continuing product lines in the segment increased by 15 percent primarily due to higher selling prices particularly for cyclical commodity product lines. Operating results improved due to higher selling prices and a continued focus on more profitable businesses and product lines that more than offset higher raw material and energy costs. Included in second-quarter 2005 and second-quarter 2004 results were asset impairments and restructuring charges of $1 million and $69 million respectively.

Performance Chemicals and Intermediates –The segment's external sales revenue was up by 27 percent due to higher selling prices and increased sales volume, both primarily in the intermediates product lines and attributed to an upturn in the olefins cycle. Operating earnings increased substantially as a result of higher selling prices, increased sales volume and the effect of continued cost reduction efforts that more than offset higher raw material and energy costs.

Specialty Plastics –External sales revenue increased by 17 percent due to higher selling prices and increased sales volume. The higher sales volume was attributed mainly to continued strong demand for products in new applications, especially in copolyesters for consumer and medical goods. Operating earnings excluding asset impairments and restructuring charges declined slightly as higher sales revenue was more than offset by increased raw material and energy costs, and expenditures related to growth efforts.

Voridian Division Results 2Q 2005 versus 2Q 2004

Polymers –External sales revenue increased by 25 percent primarily due to higher selling prices. The increased selling prices were mainly the result of efforts to offset volatile raw material and energy costs, particularly for paraxylene and ethylene glycol. Operating earnings increased as higher selling prices and reduced costs attributed to ongoing cost reduction efforts more than offset higher raw material and energy costs, resulting in improved margins primarily in the North American PET and polyethylene markets.

Fibers –External sales revenue increased by 13 percent due to increased sales volume and higher selling prices that more than offset an unfavorable shift in product mix due to higher sales volume for acetyl chemicals and for acetate yarn. The segment's operating earnings were up due to both higher sales volume and higher selling prices that more than offset increased raw material and energy costs.

Developing Businesses Division's external sales revenue for second quarter 2005 was $3 million compared with $37 million for second quarter 2004. The decrease in sales revenue was primarily due to the shutdown of Cendian Corporation, which resulted in the termination of third-party contracts and the reintegration of Cendian's logistics functions into Eastman. Operating results declined due to asset impairments and restructuring charges of $9 million related to the Cendian actions.

Cash Flow

Eastman generated $107 million in cash from operating activities in second quarter 2005 compared with cash from operating activities of $216 million in second quarter 2004. The decline was due to increased working capital and contributions to the company's U.S. defined benefit pension plans. In the second half of 2005, the company expects to increase cash from operating activities as working capital is reduced. During the second quarter, the company completed the sale of its investment in Genencor for approximately $417 million in net cash proceeds after tax. The company also completed the early repayment of $500 million of its outstanding long-term debt at a cost of $544 million, which resulted in a second-quarter charge of $46 million including noncash costs of $2 million. On an annualized basis, interest expense is expected to decline approximately $25 million as a result of the reduced long-term debt.

Outlook

Commenting on the outlook for the second half of the year, Ferguson said, "We expect continued strong sales volume throughout the company, and we expect to continue to benefit from cost reduction efforts. We also anticipate volatility in raw material and energy costs; and therefore, our focus on pricing will remain a key determinant of our profitability. We expect full-year 2005 net earnings per share to follow our typical pattern of about 60 percent in the first half and about 40 percent in the second half."

Eastman will host a conference call with industry analysts on July 29 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives. To listen via telephone, the dial-in number is 913-981-5532, passcode number 353547.  A telephone replay will be available continuously from 11:00 a.m. EDT, July 29, to 12:00 a.m. EDT, Aug. 5, 2005, at 888-203-1112, passcode number 353547.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. Eastman is leveraging its heritage of innovation and strength in polyester, acetyl and organic chemistry technologies to drive growth and meet increasing demand in four select markets: building and construction, packaging, health, and electronics. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2004 sales of $6.6 billion and approximately 12,000 employees. For more information about Eastman and its products, visit www.eastman.com.

Forward-Looking Statements:  This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and continue to improve operating and financial performance; overall selling prices, sales volume, raw material and energy costs, and earnings for second half 2005; overall operating and financial performance for 2005; and cash from operating activities, interest expense, and long-term debt. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for full-year 2004 and the Form 10-Q to be filed for second quarter 2005, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

FINANCIAL INFORMATION
July 28, 2005

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 29, 2005.

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	Second Quarter			First Six Months
(Dollars in millions, except per share amounts)	2005		2004	2005	2004

Sales	$1,752		$1,676	$3,514	$3,273
Cost of sales	1,378		1,406	2,741	2,768
Gross profit	374		270	773	505

Selling, general and administrative expenses	122		112	231	222
Research and development expenses	39		38	78	81
Asset impairments and restructuring charges, net	10		79	19	146
Other operating income	--		--	(2)	--
Operating earnings	203		41	447	56

Interest expense, net	24		30	54	59
Income from equity investment in Genencor	(171)		(5)	(173)	(9)
Early debt extinguishment costs	46		--	46	--
Other (income) charges, net	--		6	(1)	9
Earnings (loss) before income taxes	304		10	521	(3)
Provision (benefit) for income taxes	98		(74)	153	(81)
Net earnings	$206	6$	84	$368	$78

Earnings per share
Basic	$2.55		$1.08	$4.59	$1.01
Diluted	$2.51		$1.07	$4.52	$1.00

Shares (in millions) outstanding at end of period	81.5		77.8	81.5	77.8

Shares (in millions) used for earnings per share calculation
Basic	80.7		77.4	80.1	77.3
Diluted	82.0		78.1	81.5	78.0

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 2 - OTHER SALES INFORMATION

	Second Quarter, 2005
(Dollars in millions)	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$326	$1	$325
Performance Chemicals and Intermediates	555	158	397
Specialty Plastics	191	11	180
Total Eastman Division	1,072	170	902

Voridian Division
Polymers	667	25	642
Fibers	226	21	205
Total Voridian Division	893	46	847

Developing Businesses Division
Developing Businesses	4	1	3
Total Developing Businesses Division	4	1	3

Total Eastman Chemical Company	$1,969	$217	$1,752

	Second Quarter, 2004
	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$476	$--	$476
Performance Chemicals and Intermediates	453	140	313
Specialty Plastics	167	13	154
Total Eastman Division	1,096	153	943

Voridian Division
Polymers	530	15	515
Fibers	204	23	181
Total Voridian Division	734	38	696

Developing Businesses Division
Developing Businesses	148	111	37
Total Developing Businesses Division	148	111	37

Total Eastman Chemical Company	$1,978	$302	$1,676

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 2 - OTHER SALES INFORMATION (Continued)

	First Six Months, 2005
(Dollars in millions)	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$645	$1	$644
Performance Chemicals and Intermediates	1,112	326	786
Specialty Plastics	382	25	357
Total Eastman Division	2,139	352	1,787

Voridian Division
Polymers	1,342	44	1,298
Fibers	453	48	405
Total Voridian Division	1,795	92	1,703

Developing Businesses Division
Developing Businesses	85	61	24
Total Developing Businesses Division	85	61	24

Total Eastman Chemical Company	$4,019	$505	$3,514

	First Six Months, 2004
	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$915	$--	$915
Performance Chemicals and Intermediates	884	281	603
Specialty Plastics	336	25	311
Total Eastman Division	2,135	306	1,829

Voridian Division
Polymers	1,063	33	1,030
Fibers	397	44	353
Total Voridian Division	1,460	77	1,383

Developing Businesses Division
Developing Businesses	281	220	61
Total Developing Businesses Division	281	220	61

Total Eastman Chemical Company	$3,876	$603	$3,273

	Second Quarter		First Six Months
(Dollars in millions)	2005	2004	2005	2004

Sales by Region - External Sales
United States and Canada	$1,006	$949	$2,016	$1,815
Europe, Middle East, and Africa	351	394	719	804
Asia Pacific	231	186	450	370
Latin America	164	147	329	284
	$1,752	$1,676	$3,514	$3,273

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Second Quarter		First Six Months
(Dollars in millions)	2005	2004	2005	2004
Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings (loss)	$64	$(24)	$131	$6
Asset impairments and restructuring charges	1	69	2	75
Other operating income	--	--	(2)	--

Performance Chemicals and Intermediates
Operating earnings	52	12	102	20
Asset impairments and restructuring charges	--	4	4	7

Specialty Plastics
Operating earnings (loss)	21	19	42	(4)
Asset impairments and restructuring charges	--	4	--	50

Total operating earnings	$137	$7	$275	$22
Total asset impairments and restructuring charges	$1	$77	$6	$132
Total other operating income	$--	$--	$(2)	$--

Voridian Division Segments
Polymers
Operating earnings	$48	$20	$119	$8
Asset impairments and restructuring charges	--	1	--	12

Fibers
Operating earnings	43	33	90	66

Total operating earnings	$91	$53	$209	$74
Total asset impairments and restructuring charges	$--	$1	$--	$12

Developing Business Division Segment
Developing Businesses
Operating loss	$(22)	$(19)	$(43)	$(39)
Asset impairments and restructuring charges	9	1	13	2

Total operating loss	$(22)	$(19)	$(43)	$(39)
Total asset impairments and restructuring charges	$9	$1	$13	$2

Eliminations to operating earnings	$(3)	$--	$6	$(1)

Total Eastman Chemical Company
Total operating earnings	$203	$41	$447	$56
Total asset impairments and restructuring charges	$10	$79	$19	$146
Total other operating income	$--	$--	$(2)	$--

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 4a- EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter
(Dollars in millions)	2005	2005

Sales Revenue	$1,762	$1,752
Less: CASPI restructured, divested, and consolidated product lines (1)	--	--
Sales revenue - continuing product lines	$1,762	$1,752

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$1,597	$1,676	$1,649	$1,658	$6,580
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$1,423	$1,483	$1,575	$1,658	$6,139

TABLE 4b- EASTMAN DIVISION DETAIL OF SALES REVENUE

	First Quarter	Second Quarter
(Dollars in millions)	2005	2005

Sales Revenue	$885	$902
Less: CASPI restructured, divested, and consolidated product lines (1)	--	--
Sales revenue - continuing product lines	$885	$902

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$886	$943	$892	$824	$3,545
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$712	$750	$818	$824	$3,104

(1) These businesses and product lines include acrylate ester monomers, composites (unsaturated polyester resins), inks and graphic arts raw materials, liquid resins, powder resins and textile chemicals divested on July 31, 2004 as well as other restructuring, divestiture and consolidation activities that the Company has completed related to these businesses and product lines.

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 5 - CASPI SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, AND OTHER OPERATING INCOME

	First Quarter	Second Quarter
(Dollars in millions)	2005	2005

Sales Revenue
CASPI restructured, divested, and consolidated product lines (1)	$--	$--
Continuing product lines	319	325
Total sales revenue	$319	$325

Operating earnings
CASPI restructured, divested, and consolidated product lines (1) (2)	$--	$--
Continuing product lines	67	64
Total operating earnings	$67	$64

Asset impairments and restructuring charges
CASPI restructured, divested, and consolidated product lines (1)	$1	$1
Continuing product lines	--	--
Total asset impairments and restructuring charges	$1	$1

Other Operating income
CASPI restructured, divested, and consolidated product lines (1)	$(2)	$--
Continuing product lines	--	--
Total other operating income	$(2)	$--

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue
CASPI restructured, divested, and consolidated product lines (1)	$174	$193	$74	$--	$441
Continuing product lines	265	283	283	282	1,113
Total sales revenue	$439	$476	$357	$282	$1,554

Operating earnings
CASPI restructured, divested, and consolidated product lines (1) (2)	$(11)	$(72)	$(2)	$--	$(85)
Continuing product lines	41	48	40	23	152
Total operating earnings (loss)	$30	$(24)	$38	$23	$67

Asset Impairments and Restructuring Charges
CASPI restructured, divested, and consolidated product lines (1)	$5	$66	$1	$--	$72
Continuing product lines	1	3	3	2	9
Total asset impairments and restructuring charges	$6	$69	$4	$2	$81

Other Operating income	$--	$--	$--	$--	$--

(1) See note (1) to Table 4a and 4b
(2) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 6 - SALES REVENUE CHANGE - EXTERNAL SALES

	Second Quarter, 2005 Compared to Second Quarter, 2004
		Change in External Sales Revenue Due To
	Revenue Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(32)%	(42)%	11%	(2)%	1%
Performance Chemicals and Intermediates	27%	11%	19%	(3)%	-- %
Specialty Plastics	17%	6%	10%	-- %	1%
Total Eastman Division	(4)%	(17)%	14%	(2)%	1%

Voridian Division
Polymers	25%	3%	20%	-- %	2%
Fibers	13%	11%	8%	(7)%	1%
Total Voridian Division	22%	5%	17%	(2)%	2%

Developing Businesses Division
Developing Businesses	(91)%	-- %	-- %	(91)%	-- %
Total Developing Businesses Division	(91)%	-- %	-- %	(91)%	-- %

Total Eastman Chemical Company	5%	(7)%	15%	(4)%	1%

	First Six Months, 2005 Compared to First Six Months, 2004
		Change in External Sales Revenue Due To
	Revenue Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(30)%	(41)%	10%	-- %	1%
Performance Chemicals and Intermediates	30%	14%	19%	(3)%	-- %
Specialty Plastics	15%	4%	10%	-- %	1%
Total Eastman Division	(2)%	(15)%	13%	(1)%	1%

Voridian Division
Polymers	26%	(2)%	26%	-- %	2%
Fibers	15%	5%	7%	2%	1%
Total Voridian Division	23%	(1)%	22%	1%	1%

Developing Businesses Division
Developing Businesses	(60)%	-- %	-- %	(60)%	-- %
Total Developing Businesses Division	(60)%	-- %	-- %	(60)%	-- %

Total Eastman Chemical Company	7%	(9)%	16%	(1)%	1%

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME

	Second Quarter, 2005 Compared to
	Second Quarter, 2004
			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(42)%	>100%	(42)%
Performance Chemicals and Intermediates	11%	(3)%	6%
Specialty Plastics	6%	(34)%	-- %
Total Eastman Division	(14)%	(4)%	(12)%

Voridian Division
Polymers	3%	42%	4%
Fibers	11%	(8)%	1%
Total Voridian Division	4%	(2)%	3%

Developing Businesses Division
Developing Businesses	>100%	-- %	>100%
Total Developing Businesses Division	>100%	-- %	>100%

Total Eastman Chemical Company	(6)%

Regional sales volume growth
United States and Canada	(4)%
Europe, Middle East, and Africa	(20)%
Asia Pacific	16%
Latin America	(14)%

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME (Continued)

	First Six Months, 2005 Compared to
	First Six Months, 2004
			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(40)%	>100%	(39)%
Performance Chemicals and Intermediates	15%	2%	10%
Specialty Plastics	4%	(23)%	-- %
Total Eastman Division	(12)%	-- %	(9)%

Voridian Division
Polymers	(2)%	12%	(2)%
Fibers	4%	-- %	2%
Total Voridian Division	(1)%	2%	(1)%

Developing Businesses Division
Developing Businesses	>100%	-- %	>100%
Total Developing Businesses Division	>100%	-- %	>100%

Total Eastman Chemical Company	(7)%

Regional sales volume growth
United States and Canada	(2)%
Europe, Middle East, and Africa	(23)%
Asia Pacific	3%
Latin America	(15)%

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 8 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

OPERATING EARNINGS, NET EARNINGS, AND NET EARNINGS PER DILUTED SHARE

	Second Quarter 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$203	$304	$206	$2.51

Certain Items:

Gain on sale on investment in Genencor	--	(171)	(111)	(1.35)
Early extinguishment of debt costs	--	46	28	0.35
Asset impairments and restructuring charges	10	10	7	0.08

Excluding certain items	$213	$189	$130	$1.59

	Second Quarter 2004
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$41	$10	$84	$1.07

Certain Items:

Asset impairments and restructuring charges	79	79	62	0.79
Net deferred tax benefit related to assets held for sale in the CASPI segment	--	--	(82)	(1.04)

Excluding certain items	$120	$89	$64	$0.82

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 9 - STATEMENTS OF CASH FLOWS

	First Six Months
(Dollars in millions)	2005	2004

Cash flows from operating activities
Net earnings	$368	$78

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	153	165
Asset impairments	1	103
Income from equity investment in Genencor	(173)	(9)
Early debt extinguishment costs	46	--
Provision (benefit) for deferred income taxes	67	(84)
Changes in operating assets and liabilities:
Increase in receivables	(38)	(152)
Increase in inventories	(173)	(6)
Increase in trade payables	22	70
Increase (decrease) in liabilities for employee benefits and incentive pay	(46)	14
Other items, net	(18)	3

Net cash provided by operating activities	209	182

Cash flows from investing activities
Additions to properties and equipment	(124)	(117)
Proceeds from sale of assets	50	--
Proceeds from sale of equity investment in Genencor	417	--
Additions to capitalized software	(6)	(7)
Other items, net	(2)	(3)

Net cash provided by (used in) investing activities	335	(127)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other short-term borrowings	(104)	89
Repayment of borrowings	(544)	(500)
Dividends paid to stockholders	(70)	(68)
Proceeds from stock option exercises and other items	90	13

Net cash used in financing activities	(628)	(466)

Net change in cash and cash equivalents	(84)	(411)

Cash and cash equivalents at beginning of period	325	558

Cash and cash equivalents at end of period	$241	$147

EASTMAN CHEMICAL COMPANY - EMN	July 28, 2005
5:00 PM EDT

TABLE 10 - SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2005	2004

Current Assets	$1,837	$1,768

Net Properties	3,110	3,192

Other Assets	622	912

Total Assets	$5,569	$5,872

Payables and Other Current Liabilities	$1,069	$1,098

Short-term Borrowings	5	1

Long-term Borrowings	1,449	2,061

Other Liabilities	1,539	1,528

Stockholders’ Equity	1,507	1,184

Total Liabilities and Stockholders’ Equity	$5,569	$5,872